Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Amendment No. 1 to Registration Statement No. 333-51370 on Form S-6 of our report dated February 2, 2001 relating to the statement of condition of Defined Asset Funds, Municipal Defined Fund Series 17, and to the reference to us under the heading "How the Fund Works—Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
 New York, NY
February 2, 2001